UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, it was determined that Julie Hambleton, M.D. will retire as the Senior Vice President and Chief Medical Officer, Head of Development of IDEAYA Biosciences, Inc. (the “Company”), effective as of April 30, 2020. In order to facilitate a transition of her duties, the Company and Dr. Hambleton entered into a transition and separation agreement on April 6, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Hambleton’s employment with the Company will end on April 30, 2020 and Dr. Hambleton will receive salary continuation for 2 months as a separation benefit, offset by any consulting fees paid by the Company to Dr. Hambleton pursuant to a Consulting Agreement for services during May and June 2020.  The Separation Agreement contains confidentiality, non-disparagement and non-solicitation covenants and a release of claims by Dr. Hambleton. Additionally, on April 6, 2020, the Company and Dr. Hambleton entered into a Consulting Agreement pursuant to which Dr. Hambleton will provide certain limited consulting services to the Company from May 1, 2020 to June 30, 2020.

The foregoing is only a summary description of the terms of the Separation Agreement and the Consulting Agreement, does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.
Date: April 7, 2020	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer